NEWS RELEASE


FOR IMMEDIATE RELEASE                             CONTACT:  DANIEL L. KRIEGER,
                                                            CHAIRMAN & PRESIDENT
                                                                    OR
                                                            JOHN P. NELSON
                                                            VICE PRESIDENT & CFO
                                                            (515) 232-6251

JANUARY 20, 2006
                            AMES NATIONAL CORPORATION
                                    ANNOUNCES
                        2005 AND FOURTH QUARTER EARNINGS


As of December 31, 2005, loan levels reached record highs with total assets, deposits and capital reaching record highs in the first two quarters of 2005. However, the record balance sheet figures did not translate into improved profitability for the Company in 2005. Net income for the year ended December 31, 2005 decreased 6% to $11,609,000 or $1.23 per share compared to the 2004 results of $12,390,000 or $1.32 per share.

Rising market interest rates resulted in annual net interest income declining 5% as deposits repriced more quickly than loans and investments. Net interest income of $25,373,000 was recorded for the year ending December 31, 2005 in comparison to the $26,790,000 recorded in 2004. The Company's annual net interest margin declined to 3.56% in 2005 compared to the 3.97% posted in 2004.

Annual interest expense on interest bearing liabilities rose to $15,933,000 for 2005 compared to $10,563,000 posted for 2004, a 51% increase. The higher interest expense was offset by an 11% increase in annual interest income totaling $41,306,000 for 2005 compared to the $37,354,000 recorded for 2004.

Return on average assets for 2005 and 2004 was 1.40% and 1.56%, respectively. Return on equity for the same periods equaled 10.57% and 11.47%, respectively. The efficiency ratio for the year ending December 31, 2005 was 49.09% compared to 46.59% for the previous year. The decline in the efficiency ratio in 2005 was primarily the result of lower net interest income as the 2005 annual noninterest expense increased less than 2% compared to the same period in 2004. Annual net securities gains, primarily relating to the Company's equity securities, and higher trust department revenues contributed to a 7% increase in noninterest income in 2005 compared to year end 2004 totals.

Net income for the quarter ended December 31, 2005 was $2,709,000, 15% lower than the $3,191,000 earned in the fourth quarter last year. Earnings per share were $0.29 for the quarter compared to over $0.34 for the same period in 2004. Quarterly earnings are lower as higher market interest rates have also resulted in lower quarterly net interest income. Net interest income has declined 13% to $6,053,000 for the fourth quarter ended December 31, 2005 compared to $6,948,000 for the same quarter one year ago. Fourth quarter 2005 interest expense increased 49% while interest income rose only 6% compared to the fourth quarter of 2004 as loan and investment repricing has lagged behind the liability side of the balance sheet.

Fourth quarter 2005 return on average assets was 1.32% compared to 1.53% in fourth quarter 2004. Return on average equity was 9.94% for the three months ended December 31, 2005 compared to the 11.56% posted a year ago. The efficiency ratio for fourth quarter was 50.67%, compared to 46.41% last year.

Deposits increased to $668,342,000 on December 31, 2005, a 2% increase over the $658,176,000 recorded at year-end 2004. An increase in certificates of deposits offset significantly lower interest bearing checking (NOW) and money market account deposit balances. The reduction in interest checking and money market accounts is partially the result of depositors moving money to higher yielding certificates of deposit. United Bank & Trust, Marshalltown, State Bank & Trust Co., Nevada, and First National Bank, Ames increased their deposits in 2005.

Loans rose 9.0% to $440,318,000, a $28,679,000 increase over year end 2004 with commercial operating and commercial real estate loans accounting for most of the growth. The allowance for loan losses as of December 31, 2005 totaled $6,765,000 compared to $6,476,000 on December 31, 2004. Net charge-offs for the year ended December 31, 2005 were $41,000 compared to $55,000 for the previous year.

Year end capital declined 2% to $109,227,000 compared to $110,924,000 on December 31, 2004. Included in capital are unrealized gains on securities available for sale, which amounted to $3,292,000 compared to $7,468,000 in 2004. Capital represented over 13% of total assets at the end of 2005 and 2004.

Company stock, which is listed on the NASDAQ SmallCap Market under the symbol ATLO, closed at $25.71 on December 31, 2005. During the fourth quarter, the price ranged from $23.12 to $29.00. The 2005 dividends paid of $0.91 per share were 15% higher than the $0.80 per share paid in 2004.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Randall-Story State Bank, Story City; and United Bank & Trust, Marshalltown.

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
                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2005 and 2004

ASSETS                                                                                 2005             2004
----------------------------------------------------------------------------------------------------------------
Cash and due from banks ........................................................   $  18,092,139   $  18,759,086
Federal funds sold .............................................................         300,000      19,865,000
Interest bearing deposits in financial institutions ............................       5,983,542       9,575,174
Securities available-for-sale ..................................................     333,510,152     363,459,462
Loans receivable, net ..........................................................     440,317,685     411,638,565
Loans held for sale ............................................................         981,280         234,469
Bank premises and equipment, net ...............................................      11,030,840       8,790,636
Accrued income receivable ......................................................       6,633,795       6,262,424
Deferred income taxes ..........................................................         343,989              --
Other assets ...................................................................       2,190,652       1,167,971
                                                                                   -----------------------------
        Total assets ...........................................................   $ 819,384,074   $ 839,752,787
                                                                                   =============================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Deposits
    Demand, noninterest bearing ................................................   $  74,155,477   $  71,666,385
    NOW accounts ...............................................................     151,680,984     172,313,429
    Savings and money market ...................................................     160,998,014     174,358,165
    Time, $100,000 and over ....................................................     101,042,024      69,063,977
    Other time .................................................................     180,465,836     170,773,883
                                                                                   -----------------------------
        Total deposits .........................................................     668,342,335     658,175,839

Federal funds purchased and securities sold under agreements
  to repurchase ................................................................      35,521,113      64,072,475
Dividend payable ...............................................................       2,354,818       1,537,162
Deferred income taxes ..........................................................            --         2,334,670
Accrued expenses and other liabilities .........................................       3,938,507       2,708,701
                                                                                   -----------------------------
        Total liabilities ......................................................     710,156,773     728,828,847
                                                                                   -----------------------------


STOCKHOLDERS' EQUITY
  Common stock, $2 par value, authorized 18,000,000 shares; 9,419,271 issued and outstanding at December 31, 2005
    9,459,690 and 9,411,198 shares issued and outstanding 2004 .................      18,838,542      18,919,380
  Additional paid-in capital ...................................................      22,383,375      22,225,516
  Retained earnings ............................................................      64,713,530      63,200,352
  Treasury stock, at cost; 48,592 shares at December 31, 2004 ..................              --        (889,020)
  Accumulated other comprehensive income, net unrealized
    gain on securities available-for-sale ......................................       3,291,854       7,467,712
                                                                                   -----------------------------
        Total stockholders' equity .............................................     109,227,301     110,923,940
                                                                                   -----------------------------

        Total liabilities and stockholders' equity .............................   $ 819,384,074   $ 839,752,787
                                                                                   =============================

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

                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                        Consolidated Statements of Income
                                   (unaudited)

                                          Three Months Ended         Twelve Months Ended
                                              December 31,                December 31,
                                           2005         2004          2005          2004
                                       -----------------------------------------------------
Interest and dividend income:
  Loans, including fees ............   $ 7,090,638   $ 6,327,758   $26,979,358   $22,872,764
  Securities:
    Taxable ........................     2,087,397     2,151,337     8,558,156     8,536,759
    Tax-exempt .....................     1,027,592     1,067,308     4,190,268     4,274,033
  Federal funds sold ...............          --          78,277       130,182       159,438
  Dividends ........................       394,352       381,297     1,447,663     1,510,665
                                       -----------------------------------------------------

        Total interest income ......    10,599,979    10,005,977    41,305,627    37,353,659
                                       -----------------------------------------------------

Interest expense:
  Deposits .........................     4,143,093     2,797,572    14,380,214     9,942,250
  Other borrowed funds .............       404,319       260,380     1,552,894       621,077
                                       -----------------------------------------------------

        Total interest expense .....     4,547,412     3,057,952    15,933,108    10,563,327
                                       -----------------------------------------------------

        Net interest income ........     6,052,567     6,948,025    25,372,519    26,790,332

Provision for loan losses ..........        84,244       274,467       331,282       479,355
                                       -----------------------------------------------------

        Net interest income after
        provision for loan losses ..     5,968,323     6,673,558    25,041,237    26,310,977
                                       -----------------------------------------------------

Noninterest income:
  Trust department income ..........       360,048       309,984     1,375,308     1,185,681
  Service fees .....................       460,832       492,900     1,796,503     1,813,795
  Securities gains, net ............       162,226       272,667       795,780       324,030
  Loan and secondary market fees ...       137,444       136,572       606,277       610,077
  Merchant and ATM fees ............       141,705       128,108       570,914       534,897
  Other ............................       117,096       120,473       468,410       800,835
                                       -----------------------------------------------------

        Total noninterest income ...     1,379,351     1,460,704     5,613,192     5,269,315
                                       -----------------------------------------------------

Noninterest expense:
  Salaries and employee benefits ...     2,143,307     2,250,850     9,208,902     9,019,139
  Data processing ..................       611,014       650,820     2,126,040     2,241,441
  Occupancy expenses ...............       284,368       292,589     1,148,738     1,048,323
  Other operating expenses .........       726,940       707,900     2,726,222     2,626,451
                                       -----------------------------------------------------

        Total noninterest expense ..     3,765,629     3,902,159    15,209,902    14,935,354
                                       -----------------------------------------------------

        Income before income taxes .     3,582,045     4,232,103    15,444,527    16,644,938

Income tax expense .................       873,122     1,041,525     3,835,992     4,255,392
                                       -----------------------------------------------------

        Net income .................   $ 2,708,923   $ 3,190,578   $11,608,535   $12,389,546
                                       =====================================================

Basic and diluted earnings per share   $      0.29   $      0.34   $      1.23   $      1.32
                                       =====================================================


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